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Exhibit 10.16

Tetra Tech, Inc.
2002 Stock Option Plan

Incentive Stock Option Agreement

    This Incentive Stock Option Agreement is dated as of ____________, ______ by and between Tetra Tech, Inc., a Delaware corporation ("Company") and ____________ ("Optionee") pursuant to the Company's 2002 Stock Option Plan ("Plan"). Capitalized terms that are used but not defined in this document shall have the meaning set forth in the Plan.

    Pursuant to authorization by the Committee of the Plan ("Committee") appointed by the Board of Directors of the Company, the parties agree as follows:

  1. Grant of Option.

      (a) The Company hereby grants to the Optionee the right ("Option") to purchase all or any portion of ______ shares ("Shares") of the common stock of the Company ("Common Stock") at a purchase price of $______ per share ("Option Price").

      (b) It is intended that this Option will qualify for treatment as an incentive stock option under Internal Revenue Code ("Code") Section 422.

  2. Term of Option.

    Except as provided in the Section of the Plan entitled "Change in Control," this Option shall terminate upon the earliest of the following events:

      (a) Ten (10) years from the date of this Option;

      (b) In the case of the termination of the Optionee's employment with the Company ("Severance"), the following rules shall apply in determining the date on which the Option shall terminate.

         (i) If the Optionee dies while employed by the Company or during the three (3) month period immediately subsequent to Optionee's Severance, the Option shall terminate one (1) year from the date of the Severance.

        (ii) If the Optionee was disabled (within the meaning of Section 22(e)(3) of the Code) at the time of Optionee's Severance, the Option shall terminate one (1) year following the Severance.

        (iii) In all other cases, the Option shall terminate three (3) months following the Severance.

      (c) If a Participant is transferred between the Company and a subsidiary thereof, or vice versa, or between subsidiaries, Severance shall not be deemed to have occurred.

  3. Exercisability.

      (a) The Shares subject to this Option shall become exercisable ("vest") as follows, provided the Optionee is employed by the Company at the time of vesting:

         (i) As to one-fourth (1/4) of the Shares on the first anniversary of the date hereof; and

        (ii) As to the balance of the Shares, in thirty-six (36) equal cumulative monthly installments following such first anniversary date.

      (b) These installments shall be cumulative, so that this Option may be exercised as to any or all of the Shares covered by an installment at any time or times after the installment becomes vested and until this Option terminates.

      (c) The Participant's Severance (whether by reason of death or otherwise) shall not accelerate the number of shares with respect to which an Option may be exercised.

  4. Method of Exercising.

    This Option may be exercised by the Optionee upon delivery of the following documents to the Company at its principal executive offices:

      (a) Written notice specifying the number of full Shares to be purchased;

      (b) Payment of the full purchase price therefor in cash, by check, or in such other form of lawful consideration as the Committee may approve from time to time;

      (c) Such agreements or undertakings that are required by the Committee pursuant to the Plan; and

      (d) Payment of any taxes (including withholding taxes) which may be required by the Committee.

  5. Assignments.

      (a) This Option shall be exercisable only by the Optionee during the Optionee's lifetime.

      (b) The rights of the Optionee under this Option may not be assigned or transferred except by will or by the laws of descent and distribution.

  6. No Rights as a Stockholder.

    The Optionee shall have no rights as a stockholder of any Shares covered by this Option until the date a certificate for such Shares has been issued to him or her following the exercise of the Option.

  7. Interpretation of Option.

      (a) This Option is made under the provisions of the Plan and shall be interpreted in a manner consistent with it.

      (b) Any provision in this Option inconsistent with the Plan shall be superseded and governed by the Plan, including Section 13 of the Plan relating to adjustments with respect to Options in the case of certain corporate events. A copy of the Plan is available to the Optionee at the Company's principal executive offices upon request and without charge.

  8. Legends on Certificates.

    The Optionee acknowledges that the certificates representing the Shares issued upon exercise of this Option may bear such legends and be subject to such restrictions on transfer as the Company may deem necessary to comply with all applicable state and federal securities laws and regulations.

  9. Amendments.

    This Option may be amended at any time with the consent of the Company and the Optionee.

    IN WITNESS WHEREOF, the Company and the Optionee have executed this Option as of the date first written above.

OPTIONEE	TETRA TECH, INC.
By:

Name:	Name:

Title:

3

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Exhibit 10.16
Tetra Tech, Inc. 2002 Stock Option Plan Incentive Stock Option Agreement